UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

KREIDO BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Flynn Road Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2007, Kreido Biofuels, Inc. (the “Company”) entered into an Employment Agreement with the current Interim Chief Executive Officer, G. A. Ben Binninger (the “Agreement”), pursuant to which Mr. Binninger will continue to serve as the Company’s Chief Executive Officer. A form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The term of the Agreement is 18 months and the Agreement provides that Mr. Binninger’s base salary will be $225,000 per year. Mr. Binninger will be eligible to earn performance-based bonuses of $48,000, $84,000 or $120,000, depending on the achievement of target performance goals for 2008 and 2009, as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Binninger, assuming that he is an employee of the Company as of December 31, 2008, will be paid a minimum bonus of $40,000. The Agreement also provides for an engagement bonus of $25,000, upon the execution of the Agreement.

Mr. Binninger was granted an option to purchase 1,250,000 shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan at an exercise price of $0.30 per share the closing sales price of the Company’s common stock on December 10, 2007. Options to purchase 100,000 shares of common stock vested upon execution of the Agreement. The remainder of the options vest in eleven equal installments of 100,000 each month beginning January 2008 and ending with November 2008; with the final 50,000 options vesting on December 10, 2008. Should Mr. Binninger’s employment be terminated by the Company for Cause, by Mr. Binninger without Good Reason or on account of Mr. Binninger’s death or disability, all unvested options shall expire immediately effective the date of termination or death. If Mr. Binninger’s employment is terminated following a Change of Control, by the Company without Cause or by Mr. Binninger for Good Reason all unvested options shall immediately vest and become exercisable effective the date of termination of employment. Mr. Binninger has also entered into a Lock-Up Agreement which contains limits as to when Mr. Binninger may sell the shares underlying the options.

Mr. Binninger was also granted 100,000 shares of restricted common stock under the Company’s 2006 Equity Incentive Plan, which is subject to repurchase by the Company at the price of $0.01 per share should Mr. Binninger not be employed by the Company through the term of the Agreement other than due to: (1) his death or disability; (2) the termination of his employment by the Company without Cause; or (3) the termination of his employment by Mr. Binninger for Good Reason.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Please refer to Item 1.01 for the material terms of the Agreement, including the grant of a stock option pursuant to the Company’s 2006 Equity Incentive Plan. The Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

10.1	Employment Agreement executed December 10, 2007 but effective December 1, 2007, by and between the Company and G.A. Ben Binninger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: December 13, 2007	By:	/s/ John Philpott

		Name: Its:	John Philpott Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement executed December 10, 2007 but effective December 1, 2007, by and between the Company and G.A. Ben Binninger.